UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

WSFS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35638	22-2866913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

WSFS Bank Center

500 Delaware Avenue, Wilmington Delaware 19801

(Address of principal executive offices)

(302) 792-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2016, Charles Cheleden advised WSFS Financial Corporation (“WSFS”) that he resigned from his position as a member of the board of directors of WSFS effective as of such date. Mr. Cheleden had served on the board of directors since 1990. Mr. Cheleden’s decision to resign did not arise or result from any disagreement with WSFS on any matters relating to WSFS’ operations, policies or practices.

In connection with the consummation of the merger of Penn Liberty Financial Corp. with and into WSFS, WSFS appointed Patrick J. Ward to the board of directors of WSFS and its subsidiary Wilmington Savings Fund Society, FSB, and Mr. Ward has assumed the role of Executive Vice President and Pennsylvania Market President.

Item 8.01.	Other Events.

On August 15, 2016, WSFS issued a press release announcing the completion of the merger of Penn Liberty Financial Corp. with and into WSFS, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Title or Description

99.1	Press Release dated August 15, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WSFS FINANCIAL CORPORATION

	By:	/s/ Dominic C. Canuso
Dated: August 15, 2016		Dominic C. Canuso
Executive Vice President and Chief Financial Officer